                                                                   EXHIBIT 10.21



                                    GUARANTY


        1. The Guaranty. For valuable consideration, the undersigned ("Guarantor") hereby unconditionally guarantees and promises to pay to Banc of America Leasing & Capital, LLC ("Secured Party"), or order, on demand, in lawful money of the United States, any and all payment and performance obligations, whether now existing or hereafter arising or matured or contingent (the "Obligations") of Penhall Company ("Debtor") to Secured Party under or in respect of that certain Note and Security Agreement No. 00701 dated March 18, 2002 executed by Debtor and Secured Party (together with all appendices and other attachments thereto, now existing or hereafter arising, and any renewals, amendments, or extensions thereof, the "Agreement") providing for the Agreement or financing of equipment or other personal or real property ("Collateral") by Secured Party to Debtor. The obligations of Guarantor hereunder are independent of the Obligations and exclusive of and in addition to liability under any other guaranty executed by Guarantor for the benefit of Secured Party or any company related to Secured Party, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Debtor or whether Debtor is joined in any such action or actions.

        2. Authorization of Renewals, Etc. Guarantor authorizes Secured Party, without notice or demand and without affecting its liability hereunder, from time to time to: (a) renew, compromise, extend, accelerate, or otherwise change the time for or amount of any payment, or substitute or exchange Collateral, or otherwise change the terms of the Agreement or the Obligations or any other obligations of Debtor to Secured Party ("Other Obligations"); (b) receive and hold security for the payment of this Guaranty or the Obligations or any Other Obligations, and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of, any such security; (c) apply such security and direct the order or manner of sale thereof as Secured Party in its discretion may determine; and (d) release or substitute any one or more of any endorsers or guarantors of the Obligations.

        3. Waiver of Certain Rights. Guarantor waives any right to require Secured Party to: (a) proceed against Debtor; (b) proceed against or exhaust any security for the Obligations or any other Obligations, or repossess, dispossess or remarket Collateral, or otherwise mitigate damages; or (c) exercise or pursue any other right or remedy in Secured Party's power whatsoever.

        4. Waiver of Certain Defenses. Guarantor waives any defense arising by reason of any disability or other defense of Debtor, or the cessation from any cause whatsoever of the liability of Debtor, or any claim that Guarantor's obligations exceed or are more burdensome than those of Debtor, including any of the foregoing arising by virtue of any provision of the U.S. Bankruptcy Code (Title 11, U.S. Code) (the "Bankruptcy Code").

        5. Waiver of Subrogation and Other Rights and Defenses. (a)Until the Obligations and any Other Obligations are paid in full, Guarantor waives (i) any right of subrogation, reimbursement, indemnification and contribution (contractual, statutory, or from the existence or performance of this Guaranty, (ii) any right to enforce any remedy Secured Party now has or may hereafter have against Debtor and (iii) any benefit of, and any right to participate in, any security now or hereafter held by Secured Party.

           (b) Guarantor understands and acknowledges that if Secured Party forecloses, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Obligations, that foreclosure could impair or destroy any ability Guarantor may have to seek reimbursement, contribution, or indemnification from Debtor or others based on any right Guarantor may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by Guarantor under this Guaranty. Guarantor further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of Guarantor's rights, if any, may entitle Guarantor to assert a defense to this Guaranty based on Section 580d of the California Code of Civil Procedure ("CCP") as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d. 40
(1968). By executing this Guaranty, Guarantor freely, irrevocably, and unconditionally: (i) waives and relinquishes that defense and agrees that Guarantor will be fully liable under this Guaranty even though Secured Party may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Obligations; (ii) agrees that Guarantor will not assert that defense in any action or proceeding Secured Party may commence to enforce this Guaranty; (iii) acknowledges and agrees that the rights and defenses waived by Guarantor in this Guaranty include any right or defense Guarantor may have or be entitled to assert based upon or arising out of any one or more of CCP Section Section 580a, 580b, 580d, or 726 or Section 2848 of the California Civil Code ("CC") and (iv) acknowledges and agrees that Secured Party is relying on this waiver in creating the Obligations, and that this waiver is a material part of the consideration therefor.

           (c) Guarantor waives any rights and defenses that are or may become available to Guarantor under CC Section Section 2787 to 2855, inclusive. Guarantor waives the benefit of any statute of limitations affecting its liability hereunder.

        6. Waiver of Presentments, Etc. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional Obligations or any Other Obligations.

        7. Information Relating to Debtor. Guarantor acknowledges and agrees that it has sole responsibility for obtaining from Debtor such information concerning Debtor's financial condition or business operations or the Collateral as Guarantor may require, and that Secured Party has no duty at any time to disclose to Guarantor any information relating to the business operations or financial condition of Debtor or the Collateral.

        8. Security. To secure all of Guarantor's obligations hereunder, Guarantor assigns and grants to Secured Party a security interest in all moneys, securities and other property of Guarantor now or hereafter in the possession of Secured Party, all deposit accounts of Guarantor maintained with Secured Party, and all proceeds thereof. Upon default or breach of any of Guarantor's obligations to Secured Party hereunder, Secured Party may apply any such deposit account to reduce the Obligations, and may foreclose any collateral as provided in the Uniform Commercial Code and in any security agreements between Secured Party and Guarantor.

        9. Subordination. Any obligations of Debtor to Guarantor, now or hereafter existing, including any obligations to Guarantor as subrogee of Secured Party or resulting from Guarantor's performance under this Guaranty, are hereby subordinated to the Obligations and any Other Obligations. Such obligations of Debtor to Guarantor if Secured Party so requests shall be enforced and performance received by Guarantor as trustee for Secured Party, and the proceeds thereof shall be paid over to Secured Party on account of the Obligations and all Other Obligations, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

        10. Debtor's Authorization. Where Debtor is a corporation, partnership, or limited liability company, it is not necessary for Secured Party to inquire into the powers of Debtor or of the officers, directors, partners, members, managers, or agents acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

        10.A. Financial Covenants and Controls. Guarantor shall, for the periods and on the dates specified below, comply with each of the following:

              (a) Interest Coverage Ratio: Guarantor will not permit the Interest Coverage Ratio for any test period ending on a date set forth below to be less than the ratio set forth opposite such date:

                         Date                  Ratio
                         ----                  -----
                    June 30, 2002             2.30:1.0
                    June 30, 2003             2.60:1.0
                    June 30, 2004             3.00:1.0
                    June 30, 2005             3.00:1.0

              "Interest Coverage Ratio" shall mean for any test period the ratio of Consolidated EBITDA for such test period to Consolidated Interest Expense for such test period provided that any interest non-payable in cash for subordinated debt shall be excluded from consolidated interest expense for the purposes of determining the Interest Coverage Ratio.

              "Consolidated EBITDA" shall mean for any period (A) the sum of the amounts for such period of 1) consolidated net income, 2) provisions for cash taxes based on income, 3) Consolidated Interest Expense, 4) amortization or write-off of deferred financing costs to the extent deducted in determining consolidated net income, 5) losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary or nonrecurring losses, (6) depreciation expense, 7) amortization expense, and without duplication all other non-cash charges (including non-cash stock compensation expense) included in determining consolidated period of gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary or nonrecurring gains, all as determined on a consolidated basis in accordance with GAAP.

              "Consolidated Interest Expense" shall mean for any period total interest expense (including that attributable to capital Agreements in accordance with GAAP) of Guarantor and its subsidiaries on a consolidated basis with respect to all indebtedness of Guarantor and its subsidiaries, including, without limitation all capitalized interest, but excluding 1) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under interest rate agreements and
2) transaction expenses.

              This ratio will be calculated at the end of each reporting period for which Secured Party requires financial statements from Guarantor, using the results of the twelve-month period ending with that reporting period.

              (b) Leverage Ratio: Guarantor will not permit the Leverage Ratio on the last day of any test period to be greater than the ratio set forth opposite such date below:

                                 Date                  Ratio
                                 ----                  -----
                            June 30, 2002             4.25:1.0
                            June 30, 2003             3.75:1.0
                            June 30, 2004             3.00:1.0
                            June 30, 2005             3.00:1.0

              "Leverage Ratio" shall mean at any date of determination the ratio of (A) Consolidated Indebtedness on such date to (B) Consolidated EBITDA for the test period.

              "Consolidated Indebtedness" shall mean as at any date of determination the aggregate amount of all Indebtedness of Guarantor and its subsidiaries on a consolidated basis. "Indebtedness" of any person shall mean without duplication 1) all indebtedness of such person for borrowed money, 2) the deferred purchase price of assets and services which in accordance with GAAP would be shown on the liability side of the balance sheet of such person, 3) the face amount of letters of credit issued for the account of Guarantor or its subsidiaries and, without duplication, all drafts drawn thereunder, 4) all indebtedness of a second person secured by any lien on any property owned by such first person whether or not such indebtedness has been assumed, 5) all capitalized Agreement obligations of such person, 6) all obligations of such person to pay a specified purchase price for goods and services whether or not delivered or accepted i.e., take-or-pay and similar obligations, 7) all net obligations of such person under interest rate agreements, and 8) all contingent obligations of such person (other than contingent obligations arising from the guaranty by such person of the obligations of Guarantor and/or its subsidiaries to the extent such guaranteed obligations do not constitute Indebtedness); provided that Indebtedness shall not include trade payables, deferred revenue, taxes and accrued expenses in each case arising in the ordinary course of business.

        This ratio will be calculated at the end of each reporting period for which Secured Party requires financial statements from Guarantor, using the results of the twelve-month period.

        10.B. Additional Guarantor Covenant. Guarantor agrees that it shall provide Secured Party with copies of all quarterly compliance certificates required to be furnished under either (1) the Credit Agreement among Penhall International Corp., Penhall Acquisition Corp., Bankers Trust Company, Credit Suisse First Boston, Fleet Capital Corporation and Union Bank of California dated as of August 4, 1998, as amended from time to time, or (2) any successor credit or loan agreement.

        11. Assignments. Secured Party may, without notice to Guarantor and without affecting Guarantor's obligations hereunder, sell, assign, grant participations in, or otherwise transfer to any other person, firm, or corporation the Agreement, the Collateral, the Obligations and this Guaranty, in whole or in part. Guarantor agrees that Secured Party may disclose to any such assignee or purchaser, or any prospective assignee or purchaser, of all or part of the Agreement or the Obligations any information in Secured Party's possession concerning Guarantor, this Guaranty and any security for this Guaranty.

        12. Reinstatement of Guaranty. If any payment or transfer of any interest in property by Debtor to Secured Party is rescinded or must be returned by Secured Party to Debtor, (a) this Guaranty shall be reinstated with respect to any such payment or transfer, even if this Guaranty was previously returned or canceled, and (b) Guarantor shall remain fully liable with respect to any such amount as if such amount had not been paid by Debtor.

        13. Costs and Expenses. Guarantor agrees to pay all reasonable attorneys' fees, including allocated costs of Secured Party's internal counsel, and all other costs and expenses Secured Party may incur (a) in the enforcement of this Guaranty or (b) in the preservation, protection, or enforcement of any rights of Secured Party in any case commenced by or against Guarantor under the Bankruptcy Code or any similar statute.

        14. Governing Law. This Guaranty shall be governed by and construed under the laws of California, to the jurisdiction of which, and of the Federal courts in California, Guarantor hereby submits.

        15. Interpretation. No provision or waiver in this Guaranty shall be construed as limiting the generality of any other waiver in this Guaranty. The term "including" is not limiting and means "including without limitation". Section headings are for convenience of reference only and do not affect the interpretation of this Guaranty. The invalidity of any portion of this Guaranty shall not affect the remaining provisions. Where more than one Guarantor executes this Guaranty, all of the provisions hereof shall apply to each of such persons singly, and the obligations of each such person shall be joint and several.

                Executed as of _______________________________.



        Guarantor:
        Penhall International Corp.



        _____________________________

        _____________________________
        Print Name

        _____________________________
        Address

                                               Address for notices to Guarantor:

                                               _________________________________

                                               _________________________________

                                               _________________________________